SCHEDULE 14A
(RULE 14a-101)
Information Required in Proxy Statement

_________________

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

_________________

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Garrison Capital Inc.

(Name of Registrant as Specified in its Charter)

____________________________________

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

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GARRISON CAPITAL INC.
1290 Avenue of the Americas, Suite 914
New York, New York 10104

                  , 2017

Dear Stockholder:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Garrison Capital Inc. (the “Company”) to be held on May 3, 2017 at 10:00 a.m., Eastern Time, at the offices of Garrison Investment Group LP, located at 1290 Avenue of the Americas, Suite 914, New York, New York.

The Notice of Annual Meeting of Stockholders and the proxy statement, which are accessible on the Internet or by request, provide an outline of the business to be conducted at the Annual Meeting. At the Annual Meeting, you will be asked to: (1) elect one director of the Company and (2) approve a new investment advisory agreement between the Company and Garrison Capital Advisers LLC, the Company’s investment adviser. I will also report on the Company’s progress since the last meeting and respond to stockholders’ questions.

It is very important that your shares be represented at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, I urge you to follow the instructions on the Notice of Internet Availability of Proxy Materials to vote your proxy on the Internet. We encourage you to vote via the Internet, if possible, as it saves the Company significant time and processing costs. On the Notice of Internet Availability of Proxy Materials, you also will find instructions on how to request a hard copy of the proxy statement and proxy card free of charge, and you may vote your proxy by returning a proxy card to us after you request the hard copy materials. Your vote and participation in the governance of the Company are very important to us.

Sincerely yours,

/s/ Joseph Tansey

Joseph Tansey
Chief Executive Officer

GARRISON CAPITAL INC.
1290 Avenue of the Americas, Suite 914
New York, NY 10104
(212) 372-9590

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 3, 2017

Notice is hereby given to the owners of shares of common stock (the “Stockholders”) of Garrison Capital Inc. (the “Company”) that:

The 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company will be held at the offices of Garrison Investment Group LP, located at 1290 Avenue of the Americas, Suite 914, New York, New York, on May 3, 2017 at 10:00 a.m., Eastern Time, for the following purposes:

1.	To elect one Class II director of the Company who will serve until the 2020 annual meeting of stockholders or until his successor is duly elected and qualifies; and

2.	To approve a new investment advisory agreement between the Company and Garrison Capital Advisers LLC, the Company’s investment adviser.

You have the right to receive notice of, and to vote at, the Annual Meeting if you were a Stockholder of record at the close of business on March 8, 2017. We are furnishing proxy materials to our Stockholders on the Internet, rather than mailing printed copies of those materials to each Stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request them. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials, and vote your proxy, on the Internet.

Your vote is extremely important to us. If you are unable to attend the Annual Meeting, we encourage you to vote your proxy on the Internet by following the instructions provided on the Notice of Internet Availability of Proxy Materials. You may also request from us, free of charge, hard copies of the proxy statement and a proxy card by following the instructions on the Notice of Internet Availability of Proxy Materials. In the event there are not sufficient votes for a quorum or to approve the proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

THE BOARD OF DIRECTORS, INCLUDING EACH OF THE INDEPENDENT DIRECTORS,
UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE PROPOSALS.

By Order of the Board of Directors,

/s/ Michael L. Butler
Michael L. Butler
Secretary

New York, New York
            , 2017

This is an important meeting. To ensure proper representation at the Annual Meeting, please follow the instructions on the Notice of Internet Availability of Proxy Materials to vote your proxy via the Internet or request, complete, sign, date and return a proxy card. Even if you vote your shares prior to the Annual Meeting, you still may attend the Annual Meeting and vote your shares in person if you wish to change your vote.

GARRISON CAPITAL INC.
1290 Avenue of the Americas, Suite 914
New York, NY 10104
(212) 372-9590

PROXY STATEMENT
For
2017 Annual Meeting of Stockholders
To Be Held on May 3, 2017

This document will give you the information you need to vote on the matters listed on the accompanying Notice of Annual Meeting of Stockholders (“Notice of Annual Meeting”). Much of the information in this proxy statement (“Proxy Statement”) is required under rules of the Securities and Exchange Commission (“SEC”), and some of it is technical in nature. If there is anything you do not understand, please contact us at (212) 372-9590.

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Garrison Capital Inc. (the “Company,” “we,” “us” or “our”) for use at our 2017 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 3, 2017 at 10:00 a.m., Eastern Time, at the offices of Garrison Investment Group LP (“Garrison Investment Group”), located at 1290 Avenue of the Americas, Suite 914, New York, New York, and at any postponements or adjournments thereof. This Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (the “Annual Report”) are being provided to stockholders (“Stockholders”) of the Company of record as of March 8, 2017 (the “Record Date”) via the Internet on or about        , 2017. In addition, a Notice of Annual Meeting and a Notice of Internet Availability of Proxy Materials are being sent to Stockholders of record as of the Record Date.

Stockholders may provide their voting instructions through the Internet, by telephone or by mail by following the instructions on the Notice of Internet Availability of Proxy Materials. These options require Stockholders to input the control number, which is provided with the Notice of Internet Availability of Proxy Materials. If you vote using the Internet, after visiting www.proxyvote.com and inputting your control number, you will be prompted to provide your voting instructions. Stockholders will have an opportunity to review their voting instructions and make any necessary changes before submitting their voting instructions and terminating their Internet link. Stockholders that vote via the Internet, in addition to confirming their voting instructions prior to submission, will, upon request, receive an e-mail confirming their instructions.

If a Stockholder wishes to participate in the Annual Meeting but does not wish to give a proxy by the Internet, the Stockholder may (1) attend the Annual Meeting in person or (2) request and submit a proxy card or vote by telephone by following the instructions on the Notice of Internet Availability of Proxy Materials.

Any proxy authorized pursuant to this solicitation may be revoked by the person giving the proxy at any time before it is exercised (1) by submitting new voting instructions via the Internet voting site, by telephone, by obtaining and properly completing another proxy card that is dated later than the original proxy card and returning it, by mail, in time to be received before the Annual Meeting, (2) by attending the Annual Meeting and voting in person or (3) by a notice, provided in writing and signed by the Stockholder, delivered to the Company’s Secretary on any business day before the date of the Annual Meeting.

Purpose of the Annual Meeting

At the Annual Meeting, you will be asked to vote on the following proposals:

1.	To elect one Class II director of the Company who will serve until the 2020 annual meeting of stockholders or until his successor is duly elected and qualifies (“Proposal 1”); and
2.	To approve a new investment advisory agreement (the “New Advisory Agreement”) between the Company and Garrison Capital Advisers LLC (“Garrison Capital Advisers” or the “Adviser”), the Company’s investment adviser (“Proposal 2”).

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Voting Securities

You may vote your shares at the Annual Meeting only if you were a Stockholder of record at the close of business on the Record Date. There were 16,049,352 shares of the Company’s common stock (the “Common Stock”) outstanding on the Record Date. Each share of Common Stock is entitled to one vote.

Quorum Required

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum. If there are not enough votes present for a quorum, the chairman of the Annual Meeting will have the power to adjourn the Annual Meeting to permit the further solicitation of proxies.

Abstentions. Abstentions will be treated as shares present for purposes of determining whether a quorum is present.

Broker Non-Votes. Shares held by a broker or other nominee for which the nominee has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares on non-routine proposals (which are considered “broker non-votes” with respect to such proposals) will not be treated as shares present for purposes of determining whether a quorum is present.

Votes Required

Election of Directors

The election of a director requires the vote of a majority of the shares of Common Stock cast at the Annual Meeting in person or by proxy. Stockholders may not cumulate their votes.

Abstentions. With respect to approval of Proposal 1, abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on the election of directors.

Broker Non-Votes. Proposal 1 is a non-routine matter. As a result, if you hold shares in “street name” through a broker, bank or other nominee, your broker, bank or nominee will not be permitted to exercise voting discretion with respect to Proposal 1 at the Annual Meeting. Therefore, if you do not vote and you do not give your broker or other nominee specific instructions on how to vote for you, then your broker cannot vote with respect to Proposal 1.

Approval of the New Advisory Agreement

Approval of the New Advisory Agreement requires the affirmative vote of a “majority of the outstanding voting securities” of the Company. Under the Investment Company Act of 1940, as amended (the “1940 Act”), a “majority of the outstanding voting securities” means the affirmative vote of the lesser of (a) 67% or more of the shares of the Company present or represented by proxy at the Annual Meeting if the holders of more than 50% of the outstanding shares are present or represented by proxy at the Annual Meeting, or (b) more than 50% of the outstanding shares. If Proposal 2 is approved by the Stockholders, the New Advisory Agreement is expected to become effective as of the date on which such approval is received. If Proposal 2 is not approved by the Stockholders, the current investment advisory agreement between the Company and the Adviser will continue in effect, and the Board will consider the various alternatives, including seeking subsequent approval of a new investment advisory agreement by the Stockholders.

Abstentions. With respect to approval of Proposal 2, abstentions will have the effect of a vote against the proposal.

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Broker Non-Votes. Proposal 2 is a non-routine matter. As a result, if you hold shares in “street name” through a broker, bank or other nominee, your broker, bank or nominee will not be permitted to exercise voting discretion with respect to Proposal 2 at the Annual Meeting. Therefore, if you do not vote and you do not give your broker or other nominee specific instructions on how to vote for you, then your broker cannot vote with respect to Proposal 2.

Adjournment and Additional Solicitation

If there appears not to be enough votes to approve the proposals at the Annual Meeting, the chairman of the Annual Meeting will have the power to adjourn the Annual Meeting to permit the further solicitation of proxies.

A Stockholder vote may be taken on Proposal 1 or Proposal 2 prior to any such adjournment if there are sufficient votes for approval of such proposal.

Information Regarding This Solicitation

The Company will bear the expense of the solicitation of proxies for the Annual Meeting, including the cost of preparing and posting this Proxy Statement and the Annual Report to the Internet and the cost of mailing the Notice of Annual Meeting, the Notice of Internet Availability of Proxy Materials and any requested proxy materials to Stockholders. The Company intends to use the services of Broadridge Financial Solutions, Inc., a leading provider of investor communications solutions, to aid in the distribution and collection of proxy votes. The Company expects to pay market rates for such services. The Company reimburses brokers, trustees, fiduciaries and other institutions for their reasonable expenses in forwarding proxy materials to the beneficial owners and soliciting them to execute proxies.

In addition to the solicitation of proxies by use of the Internet, proxies may be solicited in person and/or by telephone, mail or facsimile transmission by directors or officers of the Company, officers or employees of Garrison Capital Advisers, Garrison Capital Administrator LLC, the Company’s administrator (“Garrison Capital Administrator”), and/or by a retained solicitor. No additional compensation will be paid to such directors, officers or regular employees for such services. If the Company retains a solicitor, the Company has estimated that it would pay approximately $10,000 for such services. If the Company engages a solicitor, you could be contacted by telephone on behalf of the Company and urged to vote. The solicitor will not attempt to influence how you vote your shares but will ask that you take the time to cast a vote. You may also be asked if you would like to vote over the telephone and to have your vote transmitted to our proxy tabulation firm.

Security Ownership of Certain Beneficial Owners and Management

As of the Record Date, to our knowledge, there are no persons who would be deemed to “control” us, as such term is defined in the 1940 Act.

The following table sets forth, as of March 8, 2017, certain ownership information with respect to our Common Stock for those persons who directly or indirectly own, control or hold with the power to vote, five percent or more of our outstanding Common Stock and all officers and directors, individually and as a group.

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		Percentage of Common Stock outstanding
Name and address (1)	Type of ownership	Shares owned	Percentage
Joseph Tansey (2)	Record/Beneficial	867,906	5.4%
Brian Chase (3)	Record/Beneficial	43,025	*
Cecil Martin (4)	Record/Beneficial	3,000	*
Joseph Morea (5)	Beneficial	2,000	*
Matthew Westwood (6)	Record/Beneficial	14,450	*
All executive officers and directors as a group (5 persons)	Record/Beneficial	930,381	5.8%

___________

(1)	The business address for each officer and director is c/o Garrison Investment Group, 1290 Avenue of the Americas, Suite 914, New York, New York 10104.
(2)	Mr. Tansey is a control person of Garrison Investment Group and its affiliates. The shares of Common Stock shown in the above table as being owned by him reflect the fact that, due to his control of such entities, he may be viewed as having investment power over the 266,931 and 455,777 shares of Common Stock owned of record by Garrison Capital Fairchild I Ltd. and Garrison Capital Fairchild II Ltd., respectively. In each case, all of the voting rights to such shares have been passed through to the ultimate limited partners or members, as the case may be. In addition, the shares of Common Stock shown in the above table as being owned by Mr. Tansey reflect the fact that, due to his control of such entities, he may be viewed as having investment and voting power over an aggregate of 67,202 shares owned of record by Garrison Capital Advisers Holdings MM LLC. Mr. Tansey additionally owns 77,996 shares directly. Mr. Tansey disclaims beneficial ownership of all shares of Common Stock, except to the extent of his pecuniary interest therein. Mr. Tansey owns 2.2% of these shares of record and 100% of these shares beneficially.
(3)	Mr. Chase owns 9.9% of these shares of record and 100% of these shares beneficially.
(4)	Mr. Martin owns 100% of these shares beneficially and of record.
(5)	Mr. Morea owns 100% of these shares beneficially.
(6)	Mr. Westwood owns 30.8% of these shares of record and 100% of these shares beneficially.
*	Less than 1 percent.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company’s directors and other executive officers and any persons holding more than 10% of its Common Stock are required to report their beneficial ownership and any changes therein to the SEC and the Company. Specific due dates for those reports have been established, and the Company is required to report in this Proxy Statement any failure to file such reports by those due dates. Based on a review of Forms 3, 4 and 5 filed by directors, other executive officers and any person holding more than 10% of the Common Stock and other information provided to the Company, the Company believes that during the year ended December 31, 2016, no such person failed to file such reports by their specific due dates.

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Dollar Range of Equity Securities Beneficially Owned by Directors

The following table sets forth the dollar range of our equity securities beneficially owned by each of our directors as of March 8, 2017. We are not part of a “family of investment companies,” as that term is defined in Schedule 14A.

Name of Director	Dollar Range of Equity Securities in the Company(1)
Independent Directors
Cecil Martin	$10,001 – $50,000
Joseph Morea	$10,001 – $50,000
Matthew Westwood	Over $100,000
Interested Directors
Joseph Tansey	Over $100,000
Brian Chase	Over $100,000

___________

(1)	Dollar ranges are as follows: None; $1 – $10,000; $10,001 – $50,000; $50,001 – $100,000; over $100,000.

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PROPOSAL 1: ELECTION OF DIRECTORS

In accordance with the Company’s bylaws, the Board currently has five members. Two of these members are interested directors and three are independent directors. An interested director is an “interested person” of the Company, as defined in the 1940 Act, and independent directors are all other directors (the “Independent Directors”). Messrs. Cecil Martin, Joseph Morea and Matthew Westwood qualify as Independent Directors.

Directors are divided into three classes and are elected for staggered terms, with a term of office of one of the three classes of directors expiring each year. After this election, the terms of Class I, II and III will expire in 2019, 2020 and 2018, respectively. Each director will hold office for the term to which he is elected or until his successor is duly elected and qualifies.

A Stockholder can vote for or against, or abstain from voting with respect to, any nominee. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of each nominee named below. If a nominee should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person as is nominated by the Board as a replacement. The Board has no reason to believe that the nominee will be unable or unwilling to serve.

THE BOARD, INCLUDING EACH OF ITS INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEE NAMED IN THIS PROXY STATEMENT.

Information about the Nominee and Directors

Certain information with respect to the Class II nominee for election at the Annual Meeting, as well as each of the other directors, is set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each person holds and the year in which each person became a director of the Company. The nominee for Class II director currently serves as a director of the Company.

Mr. Westwood has been nominated for election as a Class II director for a term expiring at the 2020 annual meeting of stockholders. Mr. Westwood is not being proposed for election pursuant to any agreement or understanding between Mr. Westwood and the Company.

Nominee for Class II Director

Name, Age and Address(1)	Position(s) Held with the Company	Director Since	Expiration of Term	Principal Occupation(s) During the Past Five Years	Other Directorships Held by Director or Nominee for Director During the Past Five Years(2)
Independent Director
Matthew Westwood (46)	Director	2011	2017 (2020 if reelected)	Retired	None

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Class I Directors (continuing directors not up for re-election at the Annual Meeting)

Name, Age and Address(1)	Position(s) Held with the Company	Director Since	Expiration of Term	Principal Occupation(s) During the Past Five Years	Other Directorships Held by Director or Nominee for Director During the Past Five Years(2)
Interested Director
Joseph Tansey (44)(3)	Chairman of the Board and Chief Executive Officer	2011	2019	President — Garrison Investment Group (March 2007 – present)	None
Independent Director
Cecil Martin (75)	Director	2011	2019	Independent Commercial Real Estate Investor	Director — Comstock Resources, Inc. (1988 – present)
					Director — Crosstex Energy, Inc. (2006 –2014)
					Director — Crosstex Energy, L.P. (2006 – 2014)

Class III Directors (continuing directors not up for re-election at the Annual Meeting)

Name, Age and Address(1)	Position(s) Held with the Company	Director Since	Expiration of Term	Principal Occupation(s) During the Past Five Years	Other Directorships Held by Director or Nominee for Director During the Past Five Years(2)
Interested Director
Brian Chase (39)(4)	Chief Financial Officer, Treasurer and Director	2011	2018	Chief Operating Officer and Chief Financial Officer — Garrison Investment Group (March 2007 – present)	None
Independent Director
Joseph Morea (61)	Director	2015	2018	Principal – Berkeley Realty Ventures LLC (August 2012 – present) Chairman and Managing Director – RBC Capital Markets (2003 – June 2012)

Director – RMR Real Estate Income Fund (May 2016 – present)

Trustee – Eagle Growth and Income Opportunities Fund (April 2015 –  present)

Director – TravelCenters of America LLC (February 2015 – present)

Trustee– THL Credit Senior Loan Fund (June 2013 – present)(5)

Trustee – Equity Commonwealth (formerly known as CommonWealth REIT) (July 2012 – March 2014)

___________

(1)	The business address of each director and nominee is c/o Garrison Investment Group, 1290 Avenue of the Americas, Suite 914, New York, New York 10104.
(2)	With the exception of Mr. Morea, as described herein, no director otherwise currently serves as an officer or director of an investment company subject to or registered under the 1940 Act.
(3)	Mr. Tansey is an interested director due to his position as Chief Executive Officer of the Company and as President of Garrison Investment Group.
(4)	Mr. Chase is an interested director due to his position as Chief Financial Officer and Treasurer of the Company and Chief Operating Officer and Chief Financial Officer of Garrison Investment Group.
(5)	Eagle Growth and Income Opportunities Fund and THL Credit Senior Loan Fund are each a closed-end management investment company registered under the 1940 Act.

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Corporate Governance

We believe that maintaining the highest standards of corporate governance is a crucial part of our business, and we are committed to having in place the necessary controls and procedures designed to ensure compliance with applicable laws, rules and regulations.

Director Independence

The NASDAQ Global Select Market (“NASDAQ”) corporate governance requirements require listed companies to have a board of directors with at least a majority of Independent Directors. Under NASDAQ corporate governance requirements, in order for a director to be deemed independent, the Board must determine that the individual does not have a relationship that would interfere with the director’s exercise of independent judgment in carrying out his responsibilities. On an annual basis, each of our directors is required to complete a questionnaire designed to provide information to assist the Board in determining whether the director is independent under NASDAQ corporate governance requirements, the 1940 Act and our corporate governance guidelines. The Board has determined that each of Messrs. Martin, Morea and Westwood is independent under the NASDAQ corporate governance requirements and the 1940 Act. Our corporate governance guidelines require any director who has previously been determined to be independent to inform the Chairman of the Board, the Chairman of the Nominating and Corporate Governance Committee and our Secretary of any change in circumstance that may cause his status as an Independent Director to change. The Board limits membership on the Audit Committee, the Nominating and Corporate Governance Committee, the Compensation Committee and the Valuation Committee to Independent Directors.

The Board’s Oversight Role in Management

The Board’s role in management of the Company is one of oversight. Oversight of the Company’s investment activities extends to oversight of the risk management processes employed by Garrison Capital Advisers as part of its day-to-day management of our investment activities. The Board reviews risk management processes at both regular and special Board meetings throughout the year, consulting with appropriate representatives of Garrison Capital Advisers as necessary and periodically requesting the production of risk management reports or presentations. The goal of the Board’s risk oversight function is to ensure that the risks associated with our investment activities are accurately identified, thoroughly investigated and responsibly addressed. Stockholders should note, however, that the Board’s oversight function cannot eliminate all risks or ensure that particular events do not adversely affect the value of the Company’s investments.

The Board’s Composition and Leadership Structure

The 1940 Act and NASDAQ corporate governance requirements require that at least a majority of the Company’s directors not be “interested persons” (as defined in the 1940 Act) of the Company. Currently, three of the Company’s five directors are Independent Directors (and are not “interested persons”). Joseph Tansey, President of Garrison Investment Group, Chairman of the Board and our Chief Executive Officer is an interested person of the Company. The Board believes that it is in the best interests of our investors for Mr. Tansey to lead the Board because of his familiarity with our portfolio companies, his broad experience with the day-to-day management and operation of other investment funds and his significant background in the financial services industry, as described below.

The Board does not have a lead Independent Director. However, Mr. Martin, the Chairman of the Audit Committee, Mr. Morea, the Chairman of the Nominating and Corporate Governance Committee and Mr. Westwood, the Chairman of the Valuation Committee, are Independent Directors and act as liaisons between the Independent Directors and management between meetings of the Board. The Board believes that its leadership structure is appropriate because the structure allocates areas of responsibility among the individual directors and the committees in a manner that enhances effective oversight. The Board also believes that its small size creates an efficient corporate governance structure that provides opportunity for direct communication and interaction between Garrison Capital Advisers and the Board.

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Information About Each Director’s Experience, Qualifications, Attributes or Skills

Below is additional information about each director (supplementing the information provided in the table above) that describes some of the specific experiences, qualifications, attributes and/or skills that each director possesses and which the Board believes has prepared each director to be an effective member of the Board. The Board believes that the significance of each director’s experience, qualifications, attributes and/or skills is an individual matter (meaning that experience or a factor that is important for one director may not have the same value for another) and that these factors are best evaluated at the Board level, with no single director, or particular factor, being indicative of Board effectiveness. However, the Board believes that directors need to have the ability to review, evaluate, question and discuss critical information provided to them and to interact effectively with Company management, service providers and counsel, in order to exercise effective business judgment in the performance of their duties. The Board believes that its members satisfy this standard. Experience relevant to having this ability may be achieved through a director’s professional experience, education and/or other personal experiences. The Company’s counsel has significant experience advising funds and fund board members. The Board and its committees have the ability to engage other experts as appropriate. The Board evaluates its performance on an annual basis.

Experience, Qualifications, Attributes and/or Skills that Led to the Board’s Conclusion that such Members Should Serve as Directors of the Company

The Board believes that, collectively, the directors have balanced and diverse experience, qualifications, attributes and skills, which allow the Board to operate effectively in governing the Company and protecting the interests of the Stockholders. Below is a description of the various experiences, qualifications, attributes and/or skills with respect to each director considered by the Board.

Interested Directors

Joseph Tansey has served as Chairman of the Board and Chief Executive Officer since 2011 and is a member of our investment committee. He has served as President of Garrison Investment Group since its formation in March 2007. Prior to forming Garrison Investment Group, Mr. Tansey was a managing director at Fortress Investment Group LLC from 2002 to 2007 and a partner of Drawbridge Special Opportunities Fund from its inception in August 2002 to March 2007. At Drawbridge Special Opportunities Fund, Mr. Tansey was responsible for investment and loan structuring with a focus on structured finance and real estate transactions. Most recently, he ran Drawbridge Special Opportunities Fund’s rediscount lending business. From 1998 to 2002, Mr. Tansey worked at Goldman Sachs & Co. in Tokyo, Hong Kong and New York as a member of the Asian Special Situations Group, the Real Estate Principal Investment Group and the Mortgages Department. Prior to joining Goldman Sachs, Mr. Tansey worked at Starwood Capital Group from 1995 to 1998 where he was involved in the acquisition and management of real estate operating businesses and distressed debt. Mr. Tansey received a B.A. and a B.S. from The University of Pennsylvania. Mr. Tansey’s experiences with Garrison Investment Group and several other investment groups and his focus on middle-market lending and structured finance led our Nominating and Corporate Governance Committee to conclude that Mr. Tansey is qualified to serve as a director.

Brian Chase has served as our Chief Financial Officer, Treasurer and director since 2011 and is a member of our investment committee. He joined Garrison Investment Group at its formation in March 2007 and currently serves as its chief operating officer and chief financial officer with responsibility for structuring of funds, financing, operations, tax, accounting and general administration. Prior to joining Garrison Investment Group, from 2005 until March 2007, Mr. Chase was chief financial officer of the Distressed Securities business at The Blackstone Group, where he was responsible for building and overseeing the fund infrastructure and operations. From 2002 until 2005, Mr. Chase was a controller for Fortress Investment Group LLC where he helped develop and oversee the fund’s accounting, tax, financing and operations. Prior to joining Fortress Investment Group, Mr. Chase worked at UBS Alternative Investment Group, a manager of equity and distressed hedge funds, and in the Capital Markets Group at PricewaterhouseCoopers LLP specializing in hedge fund audits. Mr. Chase received a B.S. from the State University of New York at Binghamton and is a Certified Public Accountant (inactive). Mr. Chase’s experiences with Garrison Investment Group and several other investment groups and his focus on the middle market led our Nominating and Corporate Governance Committee to conclude that Mr. Chase is qualified to serve as a director.

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Independent Directors

Cecil Martin has served as a director since 2011. Mr. Martin is an independent commercial real estate investor. Mr. Martin has served as a director of Comstock Resources, Inc. since 1988 and currently serves as its lead independent director and chairman of its audit committee. From 2006 until March 2014, he served on the board of directors of Crosstex Energy, Inc. and Crosstex Energy, L.P. and was a member of the audit committee, the risk management committee and the compensation committee of Crosstex Energy, L.P. and Crosstex Energy, Inc. Mr. Martin also served as chair of the compensation committee of Crosstex Energy, L.P. From 2006 through 2008, Mr. Martin was a director and chairman of the audit committee of Bois d’Arc Energy, Inc. In addition, from 1973 to 1991, he served as chairman of a public accounting firm in Richmond, Virginia. Mr. Martin received a B.B.A. from Old Dominion University and is a Certified Public Accountant in the Commonwealth of Virginia. Mr. Martin’s experience as an accountant and past and ongoing service as a director of public companies led our Nominating and Corporate Governance Committee to conclude that Mr. Martin is qualified to serve as a director.

Joseph Morea has served as a director since 2015. Mr. Morea is currently a Principal for Berkeley Realty Ventures, LLC, a position he has held since August 2012. Mr. Morea has also served as a director for Eagle Growth and Income Opportunities Fund, an investment company of FourWood Capital Advisors, LLC primarily investing in equity and fixed income securities, since April 2015, for TravelCenters of America LLC, a company that operates full-service facilities along highways, since February 2015 and for THL Credit Senior Loan Fund, an investment company of FourWood Capital Advisors, LLC primarily investing in bank loans, since June 2013. Additionally, he served as a director for Equity Commonwealth, a real estate investment trust, from July 2012 to March 2014. Prior to joining Berkeley Realty Ventures, Mr. Morea served as the Vice Chairman and Managing Director of RBC Capital Markets from 2003 through June 2012. In this position, Mr. Morea led the U.S. Equity Capital Markets Division, the U.S. Investment Banking Division and the U.S. Commitment Committee. Earlier in his career, Mr. Morea held positions in equity capital markets at UBS, Inc., PaineWebber, Inc. and Smith Barney, Inc. and was a branch manager at Merrill Lynch Pierce Fenner & Smith, Inc. Mr. Morea received a B.S. from Albany State University and a M.B.A. from The Peter J. Tobin College of Business at St. John’s University. Mr. Morea is also a Certified Public Accountant. Mr. Morea’s extensive knowledge of capital markets and his experience as a director with other investment companies led the Nominating and Corporate Governance Committee to conclude that Mr. Morea is qualified to serve as a director.

Matthew Westwood has served as a director since 2011. Mr. Westwood most recently served as the managing director and principal of Wilshire Associates Incorporated from 1997 to 2010. While at Wilshire Associates Incorporated, Mr. Westwood was also a senior investment professional for Wilshire Private Markets, a global private equity fund of funds. At Wilshire Private Markets, Mr. Westwood focused on private equity partnership investments, co-investments and secondary investments with responsibility for investment strategy, market research, portfolio construction, investment sourcing, due diligence and interfacing with institutional clients and consultants. Prior to joining Wilshire Associates Incorporated, Mr. Westwood worked at Ernst & Young LLP from 1992 to 1996 where he managed audit and consulting engagements for both public and private clients. During his career, Mr. Westwood has served on numerous private equity limited partner advisory boards, including serving as a member of the board of directors of the Pittsburgh Venture Capital Association from July 2004 to June 2006 and as a member of the board of directors of Wilshire Associates Incorporated’s 401k Committee from December 2006 to March 2010. Mr. Westwood received a B.S. from Villanova University and an M.B.A. from the University of Pittsburgh. Mr. Westwood is currently an inactive Certified Public Accountant. Mr. Westwood’s experience at a senior level in the asset management industry and as an accountant led our Nominating and Corporate Governance Committee to conclude that Mr. Westwood is qualified to serve as a director.

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Committees of the Board

The Board has established an Audit Committee, Nominating and Corporate Governance Committee, Valuation Committee and Compensation Committee. For the fiscal year ended December 31, 2016, the Board held four meetings, the Valuation Committee held seven meetings, the Audit Committee held four meetings and the Nominating and Corporate Governance Committee and the Compensation Committee each held one meeting. During the fiscal year ended December 31, 2016, all directors attended 75% or more of the aggregate number of meetings of the Board and all committees of the Board on which they served that were held while they were members of the Board. The Company requires each director to make a diligent effort to attend all Board and committee meetings and encourages directors to attend the Annual Meeting. Each of the seven then-serving directors attended the 2016 annual meeting of stockholders.

Audit Committee

The members of the Audit Committee are Messrs. Martin, Morea and Westwood, each of whom is independent for purposes of the 1940 Act and the NASDAQ corporate governance requirements. Mr. Martin serves as Chairman of the Audit Committee. The Audit Committee is responsible for approving our independent accountants, reviewing with our independent accountants the plans and results of the audit engagement, approving professional services provided by our independent accountants, reviewing the independence of our independent accountants and reviewing the adequacy of our internal accounting controls. The Board has determined that Mr. Martin is an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K. In addition, each member of our Audit Committee meets the current independence and experience requirements of Rule 10A-3 under the Exchange Act. The Audit Committee has adopted a written charter that is available on our website at www.garrisoncapitalbdc.com.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Messrs. Martin, Morea and Westwood, each of whom is independent for purposes of the 1940 Act and the NASDAQ corporate governance requirements. Mr. Morea serves as Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for selecting, researching and nominating directors for election by our Stockholders, selecting nominees to fill vacancies on the Board or a committee of the Board, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and our management. The Nominating and Corporate Governance Committee has adopted a written charter that is available on our website at www.garrisoncapitalbdc.com.

The Nominating and Corporate Governance Committee will consider nominees to the Board recommended by a Stockholder if such Stockholder complies with the advance notice provisions of our bylaws. Our bylaws provide that a Stockholder who wishes to nominate a person for election as a director at a meeting of Stockholders must deliver written notice to our Secretary, Garrison Capital Inc., c/o Michael L. Butler, 1290 Avenue of the Americas, Suite 914, New York, New York 10104. This notice must contain, as to each nominee, all of the information relating to such person as would be required to be disclosed in a proxy statement meeting the requirements of Regulation 14A under the Exchange Act, and certain other information set forth in the bylaws, including the following information for each director nominee: full name, age, business address and residence address; principal occupation or employment during the past five years; directorships on publicly held companies and investment companies during the past five years; number of shares of our Common Stock owned, if any; and a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the Stockholders. In order to be eligible to be a nominee for election as a director by a Stockholder, such potential nominee must deliver to our Secretary a written questionnaire providing the requested information about the background and qualifications of such person and a written representation and agreement that such person is not and will not become a party to any voting agreements, any agreement or understanding with any person with respect to any compensation or indemnification in connection with service on the Board and would be in compliance with all of our publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.

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Criteria considered by the Nominating and Corporate Governance Committee in evaluating the qualifications of individuals for election as members of the Board include compliance with the independence and other applicable requirements of the NASDSAQ corporate governance requirements, the 1940 Act and the SEC, and all other applicable laws, rules, regulations and listing standards, the criteria, policies and principles set forth in the Nominating and Corporate Governance Committee charter and the ability to contribute to the effective management of the Company, taking into account the needs of the Company and such factors as the individual’s experience, perspective, skills and knowledge of the industry in which the Company operates. The Nominating and Corporate Governance Committee has not adopted a formal policy with regard to the consideration of diversity in identifying individuals for election as members of the Board, but the Nominating and Corporate Governance Committee will consider such factors as it may deem are in the best interests of the Company and its Stockholders. Such factors may include the individual’s professional experience, education, skills and other individual qualities or attributes, including gender, race or national origin.

Valuation Committee

The members of our Valuation Committee are Messrs. Martin, Morea and Westwood, each of whom is independent for purposes of the 1940 Act and the NASDAQ corporate governance requirements. Mr. Westwood serves as Chairman of the Valuation Committee. The Valuation Committee is responsible for making recommendations to the Board in accordance with the valuation policies and procedures adopted by the Board (the “Valuation Policies”), reviewing valuations and any reports of independent valuation firms, confirming valuations are made in accordance with the Valuation Policies and reporting any deficiencies or violations of such valuation procedures to the Board on at least a quarterly basis and reviewing such other matters as the Board or the Valuation Committee shall deem appropriate. The Valuation Committee uses the services of one or more independent valuation firms to help them determine the fair value of securities. The Valuation Committee has adopted a written charter that is available on our website at www.garrisoncapitalbdc.com.

Compensation Committee

The members of our Compensation Committee are Messrs. Martin, Morea and Westwood, each of whom is independent for purposes of the 1940 Act and the NASDAQ corporate governance requirements. The Compensation Committee is responsible for determining, or recommending to the Board for determination, the compensation, if any, of our chief executive officer and all other executive officers of the Company. Currently none of the Company’s executive officers is compensated by the Company and, as a result, the Compensation Committee does not produce and/or review a report on executive compensation practices. The Compensation Committee has the authority to engage compensation consultants following consideration of certain factors related to such consultants’ independence. The Compensation Committee has adopted a written charter that is available on our website at www.garrisoncapitalbdc.com.

Communication with the Board

Stockholders with questions about the Company are encouraged to contact the Company by writing to Investor Relations Department, Garrison Capital Inc., 1290 Avenue of the Americas, Suite 914, New York, New York 10104, by calling us collect at (212) 372-9590 or by visiting our website at www.garrisoncapitalbdc.com. However, if Stockholders believe that their questions have not been addressed, they may communicate with the Board by sending their communications to Secretary, Garrison Capital Inc., c/o Michael L. Butler, 1290 Avenue of the Americas, Suite 914, New York, New York 10104. All Stockholder communications received in this manner will be delivered to one or more members of the Board.

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Information about the Officer who is not a Director

Set forth below is certain information regarding our officer who is not a director.

Name, Address and Age(1)	Position held with Company	Principal Occupation During the Past 5 Years
Michael L. Butler (39)	Chief Compliance Officer and Secretary	General Counsel, Garrison Investment Group

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(1)	The business address of the officer is c/o Garrison Investment Group, 1290 Avenue of the Americas, Suite 914, New York, New York 10104. The officer holds office until his successor is chosen and qualified or until his earlier resignation or removal.

Michael L. Butler has served as our Chief Compliance Officer and Secretary since May 2015. Mr. Butler has served as General Counsel of Garrison Investment Group since April 2015. Prior to joining Garrison Investment Group, Mr. Butler was General Counsel and Chief Compliance Officer of Hercules Technology Growth Capital, Inc., a business development company, from October 2014 until March 2015, where he had oversight of all legal and compliance matters. From February 2010 to October 2014, Mr. Butler was Associate General Counsel and Executive Vice President at Bain Capital, where he worked on transactional legal matters for investments by Bain’s credit fund and provided legal support for the management and purchase of portfolio companies. Prior to joining Bain, Mr. Butler was Counsel at TPG-Axon Capital from January 2007 to January 2010 and worked directly with the investment principals of TPG’s long-short hedge fund affiliate and acted as general counsel to portfolio companies in the United States, Europe and South America. Mr. Butler was previously an associate at Ropes & Gray from September 2003 to January 2007, specializing in private equity, venture capital and M&A transactions. Mr. Butler previously worked at Axiom Legal Services, Silicon Alley Venture Partners, The Exeter Group and Andersen Consulting. Mr. Butler received a J.D. and an L.L.M. from New York University School of Law. Mr. Butler received B.A. from Cornell University and an M.B.A. from the Judge Business School at the University of Cambridge. He is licensed to practice law in State of New York and the Commonwealth of Massachusetts.

Code of Conduct and Joint Code of Ethics

We expect each of our officers and directors, as well as any person affiliated with our operations, to act in accordance with the highest standards of personal and professional integrity at all times and to comply with the Company’s policies and procedures and all laws, rules and regulations of any applicable international, federal, provincial, state or local government. To this effect, the Company has adopted a Code of Conduct, which applies to the Company’s directors, executive officers, officers and their respective staffs. The Code of Conduct is posted on the Company’s website at www.garrisoncapitalbdc.com and we intend to disclose any material amendments to or waivers of required provisions of the Code of Conduct on a current report on Form 8-K or on our website.

We and Garrison Capital Advisers have adopted and maintain a Joint Code of Ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the Joint Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the Joint Code of Ethics’ requirements. You may read and copy the Joint Code of Ethics at the SEC’s Public Reference Room in Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling the SEC at (202) 551-8090. In addition, the Joint Code of Ethics is available on the EDGAR Database on the SEC’s Internet site at www.sec.gov. You may also obtain copies of the Joint Code of Ethics, after paying a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. The Joint Code of Ethics is posted on the Company’s website at www.garrisoncapitalbdc.com.

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Compensation of Directors

The following table shows information regarding the compensation earned by our directors for the fiscal year ended December 31, 2016. No compensation is paid to directors who are “interested persons” of the Company.

	Year ended December 31, 2016
Name	Fees earned or paid in cash(1)	All other compensation(2)	Total compensation from the Company
Independent Directors
Cecil Martin	$107,749	—	$107,749
Joseph Morea	$91,924	—	$91,924
Bruce Shewmaker(3)	$80,278	—	$80,278
Matthew Westwood	$99,445	—	$99,445
Interested Directors
Rafael Astruc(4)	—	—	—
Brian Chase	—	—	—
Joseph Tansey	—	—	—

___________

(1)	The amounts listed are for the year ended December 31, 2016. For a discussion of the Independent Directors’ compensation, see below.
(2)	We did not award any portion of the fees earned by our directors in stock or options during the year ended December 31, 2016, we do not have a profit-sharing or retirement plan, and directors do not receive any pension or retirement benefits from us.
(3)	Mr. Shewmaker passed away in December 2016. Prior to his passing, Mr. Shewmaker served on the Audit Committee, Nominating and Corporate Governance Committee, Valuation Committee and Compensation Committee.
(4)	Mr. Astruc resigned from the Board in January 2017.

Our Independent Directors each receive an annual fee of $75,000. They also receive $2,500 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each in-person Board meeting and receive $1,000 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each in-person committee meeting. In addition, the Chairman of each of the Valuation Committee and the Audit Committee receives an annual fee of $10,000 for their additional services in these capacities and the Chairman of the Nominating and Corporate Governance Committee receives an additional annual fee of $5,000 for his additional services in this capacity. No compensation is paid to directors who are not independent of the Company and Garrison Capital Advisers. In addition, we have purchased directors’ and officers’ liability insurance on behalf of our directors and officers. The Board reviews and determines the compensation of our Independent Directors.

Certain Relationships and Related Party Transactions

We have entered into agreements with Garrison Capital Advisers, in which our senior management and members of our investment committee have ownership and financial interests. Members of our senior management and members of the investment committee also serve as principals of other investment managers affiliated with Garrison Capital Advisers that do and may in the future manage investment funds, accounts or other investment vehicles with investment objectives similar to ours. In addition, our executive officers and directors and the members of Garrison Capital Advisers and members of the investment committee serve or may serve as officers, directors or principals of entities that operate in the same, or related, line of business as we do or of investment funds, accounts or other investment vehicles managed by our affiliates. These investment funds, accounts or other investment vehicles may have investment objectives similar to our investment objective. As a result, we may not be given the opportunity to participate in certain investments made by investment funds, accounts or other investment vehicles managed by Garrison Capital Advisers or its affiliates or by members of the investment committee. However, in order to fulfill its fiduciary duties to each of its clients, Garrison Capital Advisers intends to allocate investment opportunities in a manner that is fair and equitable over time and is consistent with the written allocation policy of Garrison Investment Group and its affiliated investment advisers, including Garrison Capital Advisers so that we are not disadvantaged in relation to any other client.

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Policies and Procedures for Managing Conflicts

Garrison Capital Advisers and its affiliates have both subjective and objective procedures and policies in place and designed to manage the potential conflicts of interest between Garrison Capital Advisers’ fiduciary obligations to us and the similar fiduciary obligations of its affiliates to other clients. For example, such policies and procedures are designed to ensure that investment opportunities are allocated in a fair and equitable manner among clients of Garrison Capital Advisers and its affiliates. An investment opportunity that is suitable for multiple clients of Garrison Capital Advisers and its affiliates may not be capable of being shared among some or all of such clients and affiliates due to the limited scale of the opportunity or other factors, including regulatory restrictions imposed by the 1940 Act. There can be no assurance that Garrison Capital Advisers’ or its affiliates’ efforts to allocate any particular investment opportunity fairly among all clients for whom such opportunity is appropriate will result in an allocation of all or part of such opportunity to us. Not all conflicts of interest can be expected to be resolved in our favor.

Garrison Capital Advisers may manage investment vehicles with similar or overlapping investment strategies with us and has put in place a conflict-resolution policy that addresses the co-investment restrictions set forth under the 1940 Act and seeks to ensure the equitable allocation of investment opportunities when we are able to invest alongside other accounts managed by Garrison Capital Advisers and its affiliates. When we invest alongside such other accounts as permitted, such investments are made consistent with the written allocation policy of Garrison Investment Group and its affiliated advisers, including Garrison Capital Advisers. Under this allocation policy, a fixed calculation, based on the type of investment, will be applied to determine the amount of each opportunity to be allocated to us. This allocation policy will be periodically approved by Garrison Capital Advisers and reviewed by our Independent Directors. We expect that these determinations will be made similarly for other accounts sponsored or managed by Garrison Capital Advisers and its affiliates. Where we are able to co-invest consistent with the requirements of the 1940 Act, if sufficient securities or loan amounts are available to satisfy our and each such account’s proposed demand, we expect that the opportunity will be allocated in accordance with Garrison Capital Advisers’ pre-transaction determination. If there is an insufficient amount of an investment opportunity to satisfy us and other accounts sponsored or managed by Garrison Capital Advisers or its affiliates, the allocation policy further provides that allocations among us and such other accounts will generally be made pro rata based on each account’s available capital in the asset class being allocated, up to the amount proposed to be invested by each account. However, we cannot assure you that investment opportunities will be allocated to us fairly or equitably in the short-term or over time. We expect that these determinations will be made similarly for other accounts sponsored or managed by Garrison Investment Group and its affiliates. In situations where co-investment with other accounts managed by Garrison Capital Advisers or its affiliates is not permitted or appropriate, Garrison Investment Group and Garrison Capital Advisers will need to decide which client will proceed with the investment. The allocation policy of Garrison Investment Group and its affiliated investment advisers provides, in such circumstances, for investments to be allocated on a rotational basis to assure that all clients have fair and equitable access to such investment opportunities.

Co-Investment Opportunities

We have in the past and expect in the future to co-invest on a concurrent basis with other affiliates, unless doing so is impermissible with existing regulatory guidance, applicable regulations and our allocation procedures. We, Garrison Investment Group and Garrison Capital Advisers obtained exemptive relief from the SEC on January 12, 2015 to permit greater flexibility to negotiate the terms of co-investments if the Board determines that it would be advantageous for us to co-invest with other accounts managed by Garrison Capital Advisers or its affiliates in a manner consistent with our investment objectives, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors.

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Material Non-Public Information

Our senior management, members of our investment committee and other investment professionals from Garrison Capital Advisers may serve as directors of, or in a similar capacity with, companies in which we invest or in which we are considering making an investment. Through these and other relationships with a company, these individuals may obtain material non-public information that might restrict our ability to buy or sell the securities of such company under the policies of the company or applicable law.

Investment Advisory Agreement

As further described below, we originally entered into an investment advisory agreement (as most recently amended and restated on August 5, 2016, the “Current Advisory Agreement”) with Garrison Capital Advisers on October 9, 2012, pursuant to which we pay Garrison Capital Advisers a fee for investment management services consisting of a base management fee and an incentive fee.

The management fee and incentive fee paid to Garrison Capital Advisers are based on the value of our investments, and there may be a conflict of interest when personnel of Garrison Capital Advisers are involved in the valuation process for our portfolio investments in addition to the incentives the incentive fee structure may create for Garrison Capital Advisers to make speculative investments. Garrison Capital Advisers was paid management fees and incentive fees under the Current Advisory Agreement for the fiscal year ended December 31, 2016 in the amount of $8.8 million and zero, respectively, and for the fiscal year ended December 31, 2015 in the amount of $7.2 million and $4.0 million, respectively. The address of Garrison Capital Advisers is 1290 Avenue of the Americas, Suite 914, New York, New York 10104.

As further described below, the New Advisory Agreement is being presented to the Stockholders for approval at the Annual Meeting.

Administration Agreement

We have entered into an administration agreement (the “Administration Agreement”) pursuant to which Garrison Capital Administrator furnishes us with office facilities, equipment and clerical, bookkeeping, recordkeeping and other administrative services. Under the Administration Agreement, Garrison Capital Administrator performs, or oversees the performance of, our required administrative services, which include being responsible for the financial records which we are required to maintain and preparing reports to our Stockholders and reports filed with the SEC. Garrison Investment Group is the sole member of and controls Garrison Capital Administrator. For the fiscal years ended December 31, 2016 and 2015, the Company reimbursed Garrison Capital Administrator in the amount of $1.1 million and $0.9 million, respectively, for services provided under the Administration Agreement. The address of Garrison Capital Administrator is 1290 Avenue of the Americas, Suite 914, New York, New York 10104. The New Advisory Agreement will not affect amounts payable under the Administration Agreement.

License Agreement

We have entered into a license agreement (the “License Agreement”) with Garrison Investment Group pursuant to which Garrison Investment Group has granted us a non-exclusive, royalty-free license to use the name “Garrison.” Under the License Agreement, we have a right to use the Garrison name for so long as Garrison Capital Advisers or one of its affiliates remains our investment adviser. Other than with respect to this limited license, we have no legal right to the “Garrison” name.

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Staffing Agreement

Garrison Capital Advisers has entered into a staffing agreement (the “Staffing Agreement”) with Garrison Investment Group. Under the Staffing Agreement, Garrison Investment Group makes available to Garrison Capital Advisers experienced investment professionals and access to the senior investment personnel and other resources of Garrison Investment Group and its affiliates. The Staffing Agreement provides Garrison Capital Advisers with access to deal flow generated by the professionals of Garrison Investment Group and commits the members of Garrison Capital Advisers’ investment committee to serve in that capacity. Garrison Capital Advisers capitalizes on what we believe to be the significant deal origination, credit underwriting, due diligence, investment structuring, execution, portfolio management and monitoring experience of Garrison Investment Group’s investment professionals.

Related Party Transactions Policy

The Audit Committee, in consultation with the Company’s Chief Executive Officer, Chief Compliance Officer and legal counsel, has established a written policy to govern the review of potential related party transactions. The Audit Committee conducts quarterly reviews of any potential related party transactions and, during these reviews, it also considers any conflicts of interest brought to its attention pursuant to the Company’s Code of Conduct or Joint Code of Ethics.

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PROPOSAL 2: APPROVAL OF THE INVESTMENT ADVISORY AGREEMENT

We are asking Stockholders to approve the New Advisory Agreement, a copy of which is attached hereto as Exhibit A, pursuant to which the fees payable to the Adviser would be revised to lower the base management fee and to lower the hurdle rate on the incentive fee on income (each as described in more detail below). The following description of the material terms of the New Advisory Agreement is a summary only and is qualified in its entirety by reference to Exhibit A.

If Proposal 2 is approved by the Stockholders, the New Advisory Agreement is expected to become effective as of the date on which such approval is received. If Proposal 2 is not approved by the Stockholders, the Current Advisory Agreement will continue in effect, and the Board will consider the various alternatives, including seeking subsequent approval of a new investment advisory agreement by the Stockholders.

Summary of the Advisory Agreements

Advisory Services

Subject to the overall supervision of the Board, the Adviser manages the day-to-day operations of, and provides investment management services to the Company. Under both the Current Advisory Agreement and the New Advisory Agreement, the Adviser (i) determines the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes; (ii) identifies, evaluates and negotiates the structure of the investments we make (including performing due diligence on our prospective portfolio companies); and (iii) executes, closes, services and monitors the Company’s investments; (iv) determines the securities and other assets that the Company will purchase, retain or sell; and (v) provides the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds.

Duration and Termination

The Company initially entered into an investment advisory agreement with the Adviser effective as of October 9, 2012, which was most recently amended and restated on August 5, 2016 upon the assignment of the previous agreement for purposes of the 1940 Act (and the resulting termination of such agreement) in connection with certain changes in the indirect ownership of the Adviser. The most recent amendment and restatement of the Current Advisory Agreement was approved by the Stockholders on May 1, 2015 and was most recently approved by the Board at an in-person meeting on January 31, 2017. The Current Advisory Agreement has an initial one-year term and continues thereafter for successive one-year periods following annual approval in the manner required by the 1940 Act. If the Stockholders approve the New Advisory Agreement, the New Advisory Agreement will be in effect for an initial one year term and will continue thereafter for successive one-year periods following annual approval in the manner required by the 1940 Act.

Each of the Current Advisory Agreement and the New Advisory Agreement may be terminated without penalty (i) by vote of a majority of the Board, or by vote of a majority of the outstanding voting securities of the Company, as defined in the 1940 Act, or (ii) by the Adviser, each upon not less than sixty (60) days’ written notice to the other. In addition, each of the Current Advisory Agreement and the New Advisory Agreement will terminate automatically in the event of its assignment.

Limitation of Liability and Indemnification

Each of the Current Advisory Agreement and the New Advisory Agreement provides that Garrison Capital Advisers and its officers, managers, partners, agents, employees, controlling persons, members and affiliates are not liable to us for any act or omission by it in connection with its duties or obligations under the Current Advisory Agreement and the New Advisory Agreement or otherwise as the Adviser, except that the foregoing exculpation does not extend to any act or omission constituting willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under the Current Advisory Agreement and the New Advisory Agreement. The Current Advisory Agreement and the New Advisory Agreement also provide for indemnification by us of Garrison Capital Advisers and its managers, partners, officers, employees, agents, controlling persons, members and affiliates for damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by them in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by us or our Stockholders or in our or our Stockholders’ right) arising out of or based on Garrison Capital Advisers’ duties or obligations under the Current Advisory Agreement and the New Advisory Agreement or otherwise as the Adviser, subject to the same limitations and conditions.

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Advisory Fees

Each of the Current Advisory Agreement and the New Advisory Agreement provides that the Adviser receives a base management fee and an incentive fee.

Base Management Fee

Under the Current Advisory Agreement, the base management fee is calculated at an annual rate of 1.75% of our gross assets, excluding cash and cash equivalents but including assets purchased with borrowed funds, and is payable quarterly in arrears. The New Advisory Agreement will lower the base management fee to an annual rate of 1.50% of the Company’s gross assets, excluding cash and cash equivalents but including assets purchased with borrowed funds, payable quarterly in arrears. Under each of the Current Advisory Agreement and the New Advisory Agreement, the base management fee is calculated based on the average carrying value of the Company’s gross assets at the end of the two most recently completed calendar quarters, and appropriately adjusted for any share issuances or repurchases during the current calendar quarter. Base management fees for any partial month or quarter are appropriately pro rated.

Incentive Fee

Under each of the Current Advisory Agreement and the New Advisory Agreement, the incentive fee consists of two components, the income-based incentive fee and the capital gains-based incentive fee, which are independent of each other (except as provided in the Incentive Fee Cap and Deferral Mechanism described below), with the result that one component may be payable even if the other is not.

Incentive Fee Cap and Deferral Mechanism

Under each of the Current Advisory Agreement and the New Advisory Agreement, we have structured the calculation of these incentive fees, which we refer to collectively as the “Income and Capital Gain Incentive Fee Calculations,” to include a fee limitation such that no incentive fee will be paid to the Adviser for any fiscal quarter if, after such payment, the cumulative incentive fees paid to the Adviser for the period that includes such fiscal quarter and the 11 full preceding fiscal quarters, which we refer as the “Incentive Fee Look-back Period”, would exceed 20.0% of our Cumulative Pre-Incentive Fee Net Return (as defined below) during the Incentive Fee Look-back Period. The deferral component of the Incentive Fee Cap and Deferral Mechanism may cause incentive fees that accrued during one fiscal quarter to be paid to the Adviser at any time during the 11 full fiscal quarters following such initial full fiscal quarter. The initial Incentive Fee Look-back Period commenced on April 1, 2013.

We accomplish this incentive fee limitation by subjecting each incentive fee payable to a cap, which we refer to as the “Incentive Fee Cap”. The Incentive Fee Cap in any quarter is equal to (a) 20.0% of Cumulative Pre-Incentive Fee Net Return during the Incentive Fee Look-back Period less (b) cumulative incentive fees of any kind paid to the Adviser by us during the Incentive Fee Look-back Period. To the extent the Incentive Fee Cap is zero or a negative value in any quarter, we will pay no incentive fee to the Adviser in that quarter. We only pay incentive fees to the extent allowed by the Incentive Fee Cap and Deferral Mechanism. To the extent that the payment of incentive fees is limited by the Incentive Fee Cap and Deferral Mechanism, the payment of such fees may be deferred and paid in subsequent quarters up to three years after their date of deferment, subject to applicable limitations included in the Current Advisory Agreement and the New Advisory Agreement.

“Cumulative Pre-Incentive Fee Net Return” refers to the sum of (a) Pre-Incentive Fee Net Investment Income for each period during the Incentive Fee Look-back Period and (b) the sum of cumulative realized capital gains, cumulative realized capital losses, cumulative unrealized capital depreciation and cumulative unrealized capital appreciation during the applicable Incentive Fee Look-back Period.

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The New Advisory Agreement does not propose any changes to the Incentive Fee Cap and Deferral Mechanism.

Income-Based Incentive Fee under the Current Advisory Agreement

Under the Current Advisory Agreement, the first component of the incentive fee, which is income-based, is calculated and payable quarterly in arrears based on our Pre-Incentive Fee Net Investment Income for the immediately preceding calendar quarter, subject to a “catch-up” feature and the Incentive Fee Cap and Deferral Mechanism. For this purpose, “Pre-Incentive Fee Net Investment Income” means interest income, distribution income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive from portfolio companies) accrued during the calendar quarter, minus our operating expenses for the quarter (including the base management fee, expenses payable under the Administration Agreement and any interest expense and any distributions paid on any issued and outstanding preferred stock, but excluding the incentive fee). “Pre-Incentive Fee Net Investment Income” includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind (“PIK”) interest or original issue discount and zero coupon securities), accrued income that we have not yet received in cash. “Pre-Incentive Fee Net Investment Income” does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

The portion of such incentive fee that is attributable to deferred interest (such as PIK interest or original issue discount) is paid to the Adviser, together with any other interest accrued on the loan from the date of deferral to the date of payment, only if and to the extent we actually receive such interest in cash, and any accrual thereof is reversed if and to the extent such interest is reversed in connection with any write-off or similar treatment of the investment giving rise to any deferred interest accrual. Any reversal of such amounts reduces net income for the quarter by the net amount of the reversal (after taking into account the reversal of incentive fees payable) and results in a reduction and possibly elimination of the incentive fees for such quarter. For the avoidance of doubt, no interest is paid to Garrison Capital Advisers on amounts accrued and not paid in respect of deferred interest.

Under the Current Advisory Agreement, the operation of the first component of the incentive fee for each quarter is as follows:

•	no incentive fee is payable to the Adviser in any calendar quarter in which the Company’s Pre-Incentive Fee Net Investment Income, expressed as a rate of return on the value of our net assets at the end of the immediately preceding calendar quarter, does not exceed a hurdle rate (the “Hurdle Rate”) of 2.00% (8.00% annualized);

•	100% of the Company’s Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the Hurdle Rate but is less than 2.50% in any calendar quarter (10.00% annualized) is payable to the Adviser. We refer to this portion of our Pre-Incentive Fee Net Investment Income (which exceeds the Hurdle Rate but is less than 2.50%) as the “catch-up.” The effect of the “catch-up” provision is that, if such Pre-Incentive Fee Net Investment Income exceeds 2.50% in any calendar quarter, the Adviser will receive 20% of such Pre-Incentive Fee Net Investment Income as if the Hurdle Rate did not apply; and

•	20% of the amount of such Pre-Incentive Fee Net Investment Income, if any, that exceeds 2.50% in any calendar quarter (10.00% annualized) is payable to the Adviser (once the Hurdle Rate is reached and the catch-up is achieved).

There is no accumulation of amounts on the Hurdle Rate from quarter to quarter and, accordingly, there is no clawback of amounts previously paid if subsequent quarters are below the quarterly Hurdle Rate and there is no delay of payment if prior quarters are below the quarterly Hurdle Rate. Since the Hurdle Rate is fixed, as interest rates rise, it will be easier for the Adviser to surpass the Hurdle Rate and receive an incentive fee based on Pre-Incentive Fee Net Investment Income.

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These calculations are appropriately prorated for any period of less than three months and adjusted for any share issuances or repurchases during the current quarter.

The following is a graphical representation of the calculation of the income-based component of the incentive fee under the Current Advisory Agreement:

Quarterly Incentive Fee based on Pre-Incentive Fee Net Investment Income (Current Advisory Agreement)
(Expressed as a Percentage of the Value of Net Assets)

Percentage of Pre-Incentive Fee Net Investment Income Allocated to First Component of Incentive Fee

Income-Based Incentive Fee under the New Advisory Agreement

The New Advisory Agreement lowers the Hurdle Rate for the first component of the incentive fee to 1.75% (7.00% annualized). Under the New Advisory Agreement, the first component of the incentive fee for each quarter would be calculated as follows:

•	no incentive fee will be payable to the Adviser in any calendar quarter in which the Company’s Pre-Incentive Fee Net Investment Income does not exceed the Hurdle Rate of 1.75%;

•	100% of the Company’s Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the Hurdle Rate but is less than 2.1875% in any calendar quarter (8.75% annualized) is payable to the Adviser. We refer to this portion of the Company’s Pre-Incentive Fee Net Investment Income (which exceeds the Hurdle Rate but is less than 2.1875%) as the “catch-up.” The effect of the “catch-up” provision is that, if such Pre-Incentive Fee Net Investment Income exceeds 2.1875% in any calendar quarter, the Adviser will receive 20% of such Pre-Incentive Fee Net Investment Income as if the Hurdle Rate did not apply; and

•	20% of the amount of such Pre-Incentive Fee Net Investment Income, if any, that exceeds 2.1875% in any calendar quarter (8.75% annualized) is payable to the Adviser (once the Hurdle Rate is reached and the catch-up is achieved).

Like under the Current Advisory Agreement, there will be no accumulation of amounts on the Hurdle Rate from quarter to quarter under the New Advisory Agreement and, accordingly, there will be no clawback of amounts previously paid if subsequent quarters are below the quarterly Hurdle Rate and there is no delay of payment if prior quarters are below the quarterly Hurdle Rate. The calculation of the incentive fee based on income under the New Advisory Agreement will be appropriately prorated for any period of less than three months and adjusted for any share issuances or repurchases during the current quarter.

The following is a graphical representation of the calculation of the income-based component of the incentive fee under the New Advisory Agreement:

Quarterly Incentive Fee based on Pre-Incentive Fee Net Investment Income (New Advisory Agreement)
(Expressed as a Percentage of the Value of Net Assets)

Percentage of Pre-Incentive Fee Net Investment Income Allocated to First Component of Incentive Fee

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Capital Gains-Based Incentive Fee

The second, capital gains component of the incentive fee is determined and payable in arrears as of the end of each calendar year (or upon termination of the Current Advisory Agreement or the New Advisory Agreement, as of the termination date) and equals 20% of our cumulative aggregate realized capital gains from April 1, 2013 through the end of each calendar year, computed net of our aggregate cumulative realized capital losses and our aggregate cumulative unrealized capital depreciation through the end of such year, less the aggregate amount of any previously paid capital gains incentive fees and subject to the Incentive Fee Cap and Deferral Mechanism. If such amount is negative, then no capital gains incentive fee is payable for such year. Additionally, if the Current Advisory Agreement or the New Advisory Agreement is terminated as of a date that is not a calendar year end, the termination date is treated as though it were a calendar year end for purposes of calculating and paying the capital gains incentive fee. The capital gains component of the incentive fee is not subject to any minimum return to Stockholders. The Company accrues the capital gains incentive fee if, on a cumulative basis, the sum of net realized gains/(losses) plus net unrealized appreciation/(depreciation) is positive.

The New Advisory Agreement does not propose any changes to the incentive fee on capital gains.

Examples of Quarterly Incentive Fee Calculation

The following are examples of the calculation of the income-based component of the incentive fee under the New Advisory Agreement.

Example 1: Pre-incentive Fee Net Investment Income does not exceed 1.75% Hurdle Rate of New Advisory Agreement

Assumptions

•	Investment income (including interest, distributions, fees, etc.) = 1.25%
•	Other expenses (legal, accounting, custodian, transfer agent, etc.) = 0.25%
•	Hurdle Rate: 1.75%
•	Base management fee = 0.375%
•	Pre-Incentive Fee Net Investment Income (investment income – (base management fee + other expenses)) = 1.25% – (0.375%+ 0.25%) = 0.625%

Pre-Incentive Fee Net Investment Income does not exceed the hurdle rate, therefore no income based incentive fee is earned by the Adviser.

Example 2: Pre-incentive Fee Net Investment Income exceeds 1.75% Hurdle Rate but does not exceed 2.50% “Catch up”

Assumptions

•	Investment income (including interest, distributions, fees, etc.) = 2.50%
•	Other expenses (legal, accounting, custodian, transfer agent, etc.) = 0.25%
•	Hurdle Rate: 1.75%
•	Base management fee = 0.375%
•	Pre-Incentive Fee Net Investment Income (investment income – (base management fee + other expenses)) = 2.50%– (0.375%+ 0.25%) = 1.875%

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Pre-Incentive Fee Net Investment Income exceeds the hurdle rate, therefore income based incentive fee is earned by the Adviser.

Incentive fee= (100% × “Catch-Up”) + (the greater of 0% AND (20% × (Pre-Incentive Fee Net Investment Income – 2.1875%)))

= (100.0% × (Pre-Incentive Fee Net Investment Income – 1.75%)) + 0%
= 100.0% × (1.875%– 1.75%)
= 100.0% × 0.125%
= 0.125%

Example 3: Pre-incentive Fee Net Investment Income exceeds the Hurdle Rate and Quarterly Catch up

Assumptions

•	Investment income (including interest, distributions, fees, etc.) = 3.00%
•	Other expenses (legal, accounting, custodian, transfer agent, etc.) = 0.25%
•	Hurdle Rate: 1.75%
•	Base management fee = 0.375%
•	Pre-Incentive Fee Net Investment Income (investment income – (base management fee + other expenses)) = 3.00%– (0.375%+ 0.25%) = 2.375%

Pre-Incentive Fee Net Investment Income exceeds the hurdle rate, therefore income based incentive fee is earned by the Adviser.

Incentive fee= (100% × “Catch-Up”) + (the greater of 0% AND (20% × (Pre-Incentive Fee Net Investment Income – 2.1875%)))

= (100.0% × “Catch-Up”) + 20% × (Pre-Incentive Fee Net Investment Income – 2.1875%)
= 100.0% × (2.1875%– 1.75%)+20% × (2.375%– 2.1875%)
= 100.0% × 0.4375% + 20% × 0.1875
= 0.475%

Examples of the Capital Gains Component of Incentive Fee:

Example 1

Assumptions

Year 1: $20 million investment made in Company A (“Investment A”), and $30 million investment made in Company B (“Investment B”)

Year 2: Investment A sold for $50 million and fair market value, or FMV, of Investment B determined to be $32 million

Year 3: FMV of Investment B determined to be $25 million

Year 4: Investment B sold for $31 million

The capital gains portion of the incentive fee would be:

Year 1: None

Year 2: Capital gains incentive fee of $6.0 million ($30 million realized capital gains on sale of Investment A multiplied by 20.0%)

Year 3: None; $5.0 million (20.0% multiplied by ($30 million cumulative capital gains less $5 million cumulative capital depreciation)) less $6.0 million (previous capital gains fee paid in Year 2)

Year 4: Capital gains incentive fee of $200,000; $6.2 million ($31 million cumulative realized capital gains multiplied by 20.0%) less $6.0 million (capital gains fee paid in Year 2)

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Example 2

Assumptions

Year 1: $20 million investment made in Company A (“Investment A”), $30 million investment made in Company B (“Investment B”) and $25 million investment made in Company C (“Investment C”)

Year 2: Investment A sold for $50 million, FMV of Investment B determined to be $25 million and FMV of Investment C determined to be $25 million

Year 3: FMV of Investment B determined to be $27 million and Investment C sold for $30 million

Year 4: FMV of Investment B determined to be $35 million

Year 5: Investment B sold for $20 million

The capital gains portion of the incentive fee would be:

Year 1: None

Year 2: Capital gains incentive fee of $5.0 million; 20.0% multiplied by $25 million ($30 million realized capital gains on Investment A less $5 million unrealized capital depreciation on Investment B)

Year 3: Capital gains incentive fee of $1.4 million; $6.4 million (20.0% multiplied by $32 million ($35 million cumulative realized capital gains less $3 million unrealized capital depreciation on Investment B)) less $5.0 million (capital gains fee received in Year 2)

Year 4: None

Year 5: None; $5.0 million of capital gains incentive fee (20.0% multiplied by $25 million (cumulative realized capital gains of $35 million less realized capital losses of $10 million)) less $6.4 million (cumulative capital gains fee paid in Year 2 and Year 3)(1)

(1)	The cumulative aggregate capital gains fee received by Garrison Capital Advisers in this hypothetical example ($6.4 million) may be effectively greater than 20.0% of cumulative aggregate realized capital gains less net realized capital losses and aggregate cumulative net unrealized depreciation ($5.0 million).

Example of the Application of the Incentive Fee Cap and Deferral Mechanism:

Assumptions

•	In each of Years 1 through 4 in this example, as well as in each preceding year from the date of our initial public offering, Pre-Incentive Fee Net Investment Income equals $40.0 million per year, which we recognized evenly in each quarter of each year and paid quarterly. This amount exceeds the hurdle rate and the requirement of the “catch-up” provision in each quarter of such year. As a result, the annual income related portion of the incentive fee, before the application of the Incentive Fee Cap and Deferral Mechanism in any year is $8.0 million ($40.0 million multiplied by 20%), and the cumulative income related portion of the incentive fee before the application of the incentive fee cap and deferral mechanism over any Incentive Fee Look-back Period is $24 million ($8.0 million multiplied by three). All income-related incentive fees were paid quarterly in arrears.
•	In each year preceding Year 1, we did not generate realized or unrealized capital gains or losses, no capital gain-related incentive fee was paid and there was no deferral of incentive fees.
•	Year 1: We did not generate realized or unrealized capital gains or losses
Year 2: We realized a $30.0 million capital gain and did not otherwise generate realized or unrealized capital gains or losses
Year 3: We recognized a $5.0 million unrealized capital depreciation and did not otherwise generate realized or unrealized capital gains or losses
Year 4: We realized a $6.0 million capital gain and did not otherwise generate realized or unrealized capital gains or losses

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	Income Related Incentive Fee Earned by the Adviser Before Application of Incentive Fee Cap and Deferral Mechanism	Capital Gains Related Incentive Fee Earned by the Adviser Before Application of Incentive Fee Cap and Deferral Mechanism	Incentive Fee Cap	Incentive Fees Paid and Deferred
Year 1	$8.0 million ($40.0 million multiplied by 20%)	None	$8.0 million (20% of Cumulative Pre-Incentive Fee Net Return during Incentive Fee Look-back Period of $120.0 million less $16.0 million of cumulative incentive fees paid)	Incentive fees of $8.0 million paid; no incentive fees deferred

Year 2	$8.0 million ($40.0 million multiplied by 20%)	$6.0 million (20%of $30.0 million)	$14.0 million (20% of Cumulative Pre-Incentive Fee Net Return during Incentive Fee Look-back Period of $150.0 million ($120.0 million plus $30.0 million) less $16.0 million of cumulative incentive fees paid)	Incentive fees of $14.0 million paid; no incentive fees deferred

Year 3	$8.0 million ($40.0 million multiplied by 20%)	None
		(20% of cumulative net capital gains of $25.0 million ($30.0 million in cumulative realized gains less $5.0 million in cumulative unrealized capital depreciation) less $6.0 million of capital gains fee paid in Year 2)	$7.0 million (20% of Cumulative Pre-incentive Fee Net Return during Incentive Fee Look-back Period of $145.0 million ($120.0 million plus $25.0 million) less $22.0 million of cumulative incentive fees paid)	Incentive fees of $7.0 million paid; $8.0 million of incentive fees accrued but payment restricted to $7.0 million by the Incentive Fee Cap; $1.0 million of incentive fees deferred

Year 4	$8.0 million ($40.0 million multiplied by 20%)	$0.2 million
		(20% of cumulative net capital gains of $31.0 million ($36.0 million cumulative realized capital gains less $5.0 million cumulative unrealized capital depreciation) less $6.0 million of capital gains fee paid in Year 2)	$9.2 million (20% of Cumulative Pre-Incentive Fee Net Return during Incentive Fee Look-back Period of $151.0 million ($120.0 million plus $31.0 million) less $21.0 million of cumulative incentive fees paid)	Incentive fees of $9.2 million paid ($8.2 million of incentive fees accrued in Year 4 plus $1.0 million of deferred incentive fees); no incentive fees

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Fees Payable to the Adviser

The lower base management fee in the New Advisory Agreement will decrease the base management fees earned by the Adviser compared to the base management fees in the Current Advisory Agreement. However, the lower hurdle rate in the New Advisory Agreement will result in the Adviser being eligible to receive an incentive fee on income at certain performance levels at which the Adviser would not have received any such fee under the Current Advisory Agreement. As such, the lower hurdle rate in the New Advisory Agreement increases the probability that the Adviser will earn, and may increase the amount of any, incentive fee on income compared to the hurdle rate in the Current Advisory Agreement, subject to the Incentive Fee Cap and Deferral Mechanism.

The table below compares the annual advisory fees earned by the adviser under the Current Advisory Agreement for the year ended December 31, 2016 (without giving effect to the irrevocable waiver by the Adviser of certain fees effective October 1, 2016 and prior to applying the Incentive Fee Cap and Deferral Mechanism) to the pro forma annual advisory fees assuming the New Advisory Agreement had been in effect for the year ended December 31, 2016.

Annual Advisory Fees	Current Advisory Agreement	New Advisory Agreement	Difference
($ in millions)
Base Management Fees	$7.2	$6.2	(13.9)%
Incentive Fees	$3.2	$2.8	(12.5)%
Total	$10.4	$9.0	(13.5)%

Reasons for the Change in Fee Structure

The Company is proposing the revised fee structure in the New Advisory Agreement to better align the fee structure with the Company’s and the Stockholders’ interests by incentivizing the Adviser to invest in assets with lower absolute, but higher risk-adjusted, returns (although any failure of the Adviser to act in the Company’s interests would be a breach of its fiduciary duties).

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Additional Information Regarding the Adviser

Organization of the Adviser

The Adviser is a Delaware limited liability company that is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. Garrison Capital Advisers is indirectly controlled by Joseph Tansey, the Company’s Chief Executive Officer and Chairman of the Board, through a series of holding companies in which he holds an economic interest.

Each of Brian Chase, a director of the Company and its Chief Financial Officer, and Michael Butler, Chief Compliance Officer and Secretary of the Company, also hold an economic interest in the Adviser.

Executive Officers and Directors of the Adviser

Information regarding the principal executive officers of the Adviser is set forth below. The address of the Adviser and its executive officers is 1290 Avenue of the Americas, Suite 914, New York, New York 10104. The Adviser was formed on November 29, 2010 and provides investment advisory services to the Company. The following are the executive officers of the Adviser, each of whom currently holds a position with the Company:

Name	Position with Adviser	Occupation/Position with the Company
Joseph Tansey	President	Chief Executive Officer; Chairman of the Board; Director
Brian Chase	Chief Financial Officer	Chief Financial Officer; Treasurer; Director
Michael Butler	Chief Compliance Officer	Chief Compliance Officer; Secretary

Recommendation of the Board

At an in-person meeting held on January 31, 2017, the Board, including a majority of the Independent Directors, considered and approved the New Advisory Agreement. In considering the New Advisory Agreement, the Board took into consideration (1) the nature, extent and quality of services to be performed by the Adviser; (2) the investment performance of the Company and the Adviser; (3) the costs of providing services to the Company; (4) the profitability of the relationship between the Company and the Adviser; (5) comparative information on fees and expenses borne by other comparable business development companies; (6) comparative business development companies’ performance and other competitive factors; (7) the extent to which economies of scale would be realized as the Company grows; (8) whether fee levels reflect these economies of scale for the benefit of the Company’s stockholders; and (9) other factors the Board deemed to be relevant. In its deliberations, the Board did not identify any single piece of information discussed below that was all-important, controlling or determinative of its decision.

The Board believes that the terms and conditions of the New Advisory Agreement are fair to, and in the best interests of, the Company and its Stockholders. The Board considered the changes to the fee structure proposed in the New Advisory Agreement. The Board believes that the lower hurdle rate (coupled with the lower base management fee) will better align the Adviser’s interests with those of the Company and the Stockholders by incentivizing the Adviser to invest in assets with lower absolute, but higher risk-adjusted, returns (although any failure of the Adviser to act in the Company’s interests would be a breach of its fiduciary duties). In addition, the Board believes that, upon Stockholder approval of Proposal 2, the Adviser will continue providing the same level of services as it currently provides under the Current Advisory Agreement at a cost that is fair and reasonable.

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Nature, Extent and Quality of Services Provided

The Board considered the Adviser’s specific responsibilities in all aspects of day-to-day management of the Company, noting that the services to be provided and the standard of care under the New Advisory Agreement are identical to those services provided and the standard of care under the Current Advisory Agreement. In particular, they noted that the Adviser had served as the Company’s investment adviser since its inception in 2010.

In considering the nature, extent and quality of the services to be provided by the Adviser, the Board considered the quality of the Adviser’s compliance infrastructure and past reports from the Company’s Chief Compliance Officer. The Board noted that it had previously reviewed the Adviser’s registration on Form ADV, as well as the response of the Adviser to a detailed series of questions which included, among other things, information about the background and experience of the Adviser’s management and staff. The Board also considered its experience with the Adviser providing investment management services to the Company.

The Board also considered other services to be provided to the Company, such as monitoring adherence to the Company’s investment restrictions and monitoring compliance with various Company policies and procedures and with applicable securities regulations. Based on the factors above, as well as those discussed below, the Board concluded that it was satisfied with the nature, extent and quality of the services to be provided to the Company by the Adviser.

Comparison of Management Fee and Expense Ratio to Other Business Development Companies

The Board considered that if the New Advisory Agreement becomes effective, the Adviser will receive a lower base management fee on gross assets, but the probability that the Adviser earns an incentive fee on income will increase. The Board discussed how this new fee structure may allow the Adviser to earn an incentive fee at a lower overall portfolio yield, which should incentivize the Adviser to make lower-risk investments that generally have a correspondingly lower absolute return. The Board reviewed and considered comparative data with respect to the expense ratios and the amount and structure of the expenses paid by other externally managed business development companies. The Board noted that base management fee of 1.50% proposed in the New Advisory Agreement is at the low-end of the range of base management fees charged by most externally managed business development companies and is lower than the base management fees of the four companies which priced their initial public offerings within six months of the Company’s initial public offering. The Board also discussed (i) that the incentive fee was consistent with the range of other externally managed business development companies, (iii) that the hurdle rate of 1.75% (7.00% annualized) (a) was consistent with other business development companies that focus on investments that are senior in the portfolio company’s capital structure and (b) accounts for the lower yield of the senior-risk investment and (iii) that the Company’s total return hurdle provision was conservative compared to most other business development companies. The comparative data assisted the Board in assessing the fairness and reasonableness of the management and incentive fees to be paid under the New Advisory Agreement as well as the total estimated expenses to be paid by the Company. Based on the information reviewed and the considerations detailed above, the Board, including the Independent Directors, concluded that the fee and expense structure is fair and reasonable in relation to the services provided.

Experience of Management Team and Personnel

The Board discussed the experience of current key personnel of the Adviser and Garrison Investment Group. The Board considered that all of the current key portfolio management personnel of the Adviser are currently expected to continue their relationship with the Adviser following effectiveness of the New Advisory Agreement.

Historical Performance

The Board considered that, since its initial public offering in 2013:

•	the Company’s net asset value has decreased;
•	the Company has experienced a negative market return (calculated based upon the change in market price per share during the period assuming reinvestment of distributions); and
•	the Company has reduced its quarterly distribution per share to $0.28, commencing with the distribution paid in December 2016.

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The Board also considered that the Adviser has demonstrated a strong track record of funding portfolio companies and has been the investment adviser to the Company since the Company’s inception. The Board also considered that, since its initial public offering, the Company has:

•	invested all proceeds from its initial public offering into the Company’s core strategy,
•	purchased and securitized its unsecured consumer loan portfolio,
•	refinanced its credit facility into a collateralized loan obligation vehicle;
•	obtained an small business investment company (“SBIC”) debenture license;
•	received exemptive relief from the SEC regarding certain co-investment transactions and a modified asset coverage requirement for the U.S. Small Business Administration-guaranteed debentures of any SBIC subsidiary;
•	increased trading and liquidity in the Common Stock by successfully executing sales of shares held by affiliates of the Adviser; and
•	successfully executed a share repurchase plan.

Costs of Services Provided and Economies of Scale

The Board considered the costs incurred by the Company and the Adviser to provide services to the Company, the expected costs to be incurred by the Adviser, the profit that the Adviser may realize, and the Adviser’s financial condition. Based on its review, the Board concluded that the Adviser is financially able to provide the Company with the services enumerated in the New Advisory Agreement. The Board also noted that it does not pay any other fees to the Adviser and that the Adviser does not derive any material indirect benefits from its relationship to the Company.

The Board considered the extent to which economies of scale may be realized as the Company grows, but concluded that economies of scale would be limited due to the time and effort involved in originating middle-market loans consistent with the Company’s investment strategies

Conclusion

No single factor was determinative of the Board’s decision to approve the New Advisory Agreement; rather, the Board based its determination on the total mix of information available to it. Based on a consideration of all the factors in their totality, the Board, including each of the Independent Directors, determined that the New Advisory Agreement, including the compensation payable under the agreement, was fair and reasonable to the Company. The Board, including each of the Independent Directors, therefore determined that the approval of the New Advisory Agreement was in the best interests of the Company and its Stockholders.

THE BOARD, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE NEW ADVISORY AGREEMENT.

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INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Upon the recommendation of the Audit Committee, the Board engaged RSM US LLP (“RSM”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 at its January 31, 2017 meeting. The Board does not know of any direct or indirect financial interest of RSM in the Company. Representative(s) of RSM will attend the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to answer questions.

RSM served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2015 and 2016. The audit reports of RSM on the Company’s financial statements as of and for the years ended December 31, 2015 and 2016 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The following table sets forth RSM’s fees pertaining to the fiscal years ended December 31, 2015 and 2016, respectively (dollars in thousands):

	Fiscal Year Ended
	December 31, 2015	December 31, 2016
Audit Fees	$513	$475
Audit-Related Fees	-	-
Tax Fees	16	17
All Other Fees	-	-
Total Fees	$529	$492

Audit Fees:  Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided in connection with statutory and regulatory filings.

Audit-Related Fees:  Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attestation services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Fees:  Tax fees consist of fees billed for professional services for tax compliance. These services include assistance regarding federal, state and local tax compliance.

All Other Fees:  Other fees include fees billed for products and services, other than the services described above.

Pre-approval Policy

The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by RSM. The policy requires that the Audit Committee pre-approve the audit and permissible non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. All audit, audit-related, tax and other services provided by RSM to the Company during the fiscal year ended December 31, 2016 were approved by the Audit Committee in accordance with such policy. Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

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Audit Committee Report(1)

The following is the report of the Audit Committee of Garrison Capital Inc. (the “Company”) with respect to the Company’s consolidated audited financial statements for the fiscal year ended December 31, 2016 (the “Audited Financial Statements”).

The Audit Committee has reviewed and discussed the Company’s Audited Financial Statements with management and RSM US LLP (“RSM”), the Company’s independent registered public accounting firm, with and without management present. The Audit Committee included in its review results of RSM’s examinations, the Company’s internal controls and the quality of the Company’s financial reporting. The Audit Committee also reviewed the Company’s procedures and internal control processes designed to ensure full, fair and adequate financial reporting and disclosures, including procedures for certifications by the Company’s chief executive officer and chief financial officer that are required in periodic reports filed by the Company with the Securities and Exchange Commission (the “SEC”). The Audit Committee is satisfied that the Company’s internal control system is adequate and that the Company employs appropriate accounting and auditing procedures.

The Audit Committee also has discussed with RSM matters relating to RSM’s judgments about the quality, as well as the acceptability, of the Company’s accounting principles as applied in its financial reporting as required by Statement of Auditing Standards No. 1301 (Communications with Audit Committees). In addition, the Audit Committee has discussed with RSM their independence from management and the Company, as well as the matters in the written disclosures received from RSM and required by Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committee Concerning Independence). The Audit Committee received a letter from RSM confirming their independence and discussed it with them. The Audit Committee discussed and reviewed with RSM the Company’s critical accounting policies and practices, internal controls, other material written communications to management and the scope of RSM’s audit and all fees paid to RSM during the fiscal year. The Audit Committee adopted guidelines requiring review and pre-approval by the Audit Committee of audit and audit-related services performed by RSM for the Company. The Audit Committee has reviewed and considered the compatibility of RSM’s performance of audit-related services with the maintenance of RSM’s independence as the Company’s independent registered public accounting firm.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the Board of Directors approve the Audited Financial Statements and recommended to the Board of Directors that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

February 28, 2017

The Audit Committee

Cecil Martin, Chairman
Joseph Morea
Matthew Westwood

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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OTHER BUSINESS

The Board knows of no other matter that is likely to come before the Annual Meeting or that may properly come before the Annual Meeting, apart from the consideration of an adjournment or postponement.

If there appears not to be enough votes for a quorum or to approve the proposals at the Annual Meeting, then either the presiding officer of the Annual Meeting or the Stockholders who are represented in person or by proxy may vote to adjourn the Annual Meeting to permit the further solicitation of proxies. The person(s) named as proxies will vote proxies held by them, unless marked to be voted against any proposal for which an adjournment is sought, for such adjournment.

ANNUAL AND QUARTERLY REPORTS

Copies of our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K are available, without charge, on our website at www.garrisoncapitalbdc.com or upon request by writing to us or by calling us collect at (212) 372-9590. Please direct your written request to Secretary, Garrison Capital Inc., c/o Michael Butler, 1290 Avenue of the Americas, Suite 914, New York, New York 10104. Copies of such reports are also posted and are available without charge on the SEC’s website at www.sec.gov.

DELIVERY OF PROXY MATERIALS

Please note that only one copy of the Proxy Statement, the Annual Report or Notice of Internet Availability of Proxy Materials may be delivered to two or more Stockholders who share an address unless we have received contrary instructions from one or more of the Stockholders. We will deliver promptly, upon request, a separate copy of any of these documents to Stockholders at a shared address to which a single copy of such document(s) was delivered. Stockholders who wish to receive a separate copy of any of these documents, or to receive a single copy of such documents if multiple copies were delivered, now or in the future, should submit their request by writing to us or by calling us collect at (212) 372-9590. Please direct your written requests to Secretary, Garrison Capital Inc., c/o Michael L. Butler, 1290 Avenue of the Americas, Suite 914, New York, New York 10104.

SUBMISSION OF STOCKHOLDER PROPOSALS

The Company expects that the 2018 annual meeting of Stockholders will be held in May 2018, but the exact date, time and location of such meeting have yet to be determined. A Stockholder who intends to present a proposal at the 2018 annual meeting, including nomination of a director, must submit the proposal in writing addressed to Secretary, Garrison Capital Inc., c/o Michael Butler, 1290 Avenue of the Americas, Suite 914, New York, New York 10104. Notices of intention to present proposals, including nomination of a director, at the 2018 annual meeting must be received by the Company between          , 2017 and 5:00 p.m., Eastern Time, on          , 2017. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the 2018 annual meeting unless certain securities law requirements are met. The Company reserves the right to reject, rule out of order or to take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

The Company’s Audit Committee has established guidelines and procedures regarding the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters (collectively, “Accounting Matters”). Persons with complaints or concerns regarding Accounting Matters may submit their complaints to the Company’s Chief Compliance Officer. Persons who are uncomfortable submitting complaints to the Chief Compliance Officer, including complaints involving the Chief Compliance Officer, may submit complaints directly to the Company’s Audit Committee. Complaints may be submitted on an anonymous basis.

The Chief Compliance Officer may be contacted at:

Garrison Capital Inc.
Attn: Chief Compliance Officer
1290 Avenue of the Americas, Suite 914
New York, New York 10104

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The Audit Committee Members may be contacted at:

Garrison Capital Inc.
Attn: Chairman of Audit Committee
Email: GARS@openboard.info
Website: http://www.openboard.info/GARS/
Phone: 1-866-899-9218

You are cordially invited to attend our Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, you are requested to vote in accordance with the voting instructions in the Notice of Internet Availability of Proxy Materials or by requesting hard copy proxy materials from us and returning a proxy card.

By Order of the Board of Directors,

/s/ Michael L. Butler
Michael L. Butler
Secretary

New York, New York

            , 2017

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees

	For	Against	Abstain
1A Matthew Westwood	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000318441_1 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K is/are available at www.proxyvote.com

GARRISON CAPITAL INC.
Annual Meeting of Stockholders
May 3, 2017 10:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Joseph Tansey and Brian Chase, or either of them, as proxies, each with the power to appoint its substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of GARRISON CAPITAL INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at the offices of Garrison Investment Group LP, 1290 Avenue of the Americas, Suite 914, New York, New York 10104, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000318441_2 R1.0.1.15